Exhibit 10.2

$250,000.00	December 31, 2009

SHARE PROMISSORY NOTE OF

MANITEX LOAD KING, INC.

FOR VALUE RECEIVED, the undersigned, Manitex Load King, Inc., a Michigan corporation with its principal offices at 7402 West 100th Place, Bridgeview, Illinois 60455 (“Company”), hereby unconditionally promises to pay to a Genie Industries, Inc., a Washington corporation with its principal offices at 18340 NE 76th Street, Redmond, Washington 98073 (“Holder”), the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($250,000.00) on or prior to January 31, 2010.

Company shall have the option to pay this Note either (i) in lawful money of the United States of America or (ii) provided that there shall be no Event of Default under this Note, by issuing to Holder shares of the common stock of Manitex International, Inc. in accordance with the Asset Purchase Agreement (as defined below), having a market value equal to Two Hundred Fifty Thousand Dollars ($250,000) (“Manitex Stock”). For the purposes of determining the market value of the shares of Manitex Stock, the value of each such share shall be the average of the closing prices on the National Association of Securities Dealers Automated Quotation System as reported in The Wall Street Journal (national edition) (or if not reported thereby, any other authoritative source) for the twenty (20) consecutive trading days ending on the trading day immediately prior to the date of this Note.

Provided that no Event of Default shall have occurred, no interest shall be payable under this Note. Upon an Event of Default, this Note shall bear interest from the date when due, whether at stated maturity, by acceleration or otherwise, until said amount is paid in full, at a rate per annum equal to eight percent (8%) per annum, payable monthly, in arrears, on the first calendar day of each month.

All payments with respect to this Note shall be if applicable, applied first against any costs and expenses incurred by Holder in collecting amounts due hereunder, if applicable, then against accrued but unpaid interest and next to the outstanding principal balance on this Note. All payments of principal and interest hereunder shall be made by wire transfer to an account designated in writing by Holder, as Holder shall elect and inform Company at least three (3) business days prior to the due date of any such payment.

If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close, the payment shall be extended to the next succeeding business day.

If any of the following events shall occur and be continuing (each, an “Event of Default”), then the Holder, at its option, by written notice to the Company may declare the entire unpaid principal amount of, and accrued and unpaid interest on, this Note to be immediately due and payable:

(a) Company fails to pay any principal or interest of this Note on the date such payment is due;

(b) Company commences any voluntary proceeding under any bankruptcy, reorganization, insolvency, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or Company is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or Company petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of Company for all or substantially all of its property or assets; or Company makes an assignment for the benefit of its creditors; or Company admits in writing its inability to pay its debts as they mature;

(c) There is commenced against Company any proceeding relating to Company under any bankruptcy, reorganization, insolvency, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of sixty (60) days or Company or any part thereof by any act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for Company for all or substantially all of its property or assets, and the receivership or trustee remains undischarged for a period of sixty (60) days; or a warrant of attachment, execution or similar process is issued against a substantial part of the property or assets of Company or any part thereof, and the warrant or similar process is not dismissed or bonded within sixty (60) days after the levy; and

(d) A change in control of Company occurs. For purposes of this section, a “change in control” shall mean either a (i) sale of all or substantially all of the assets of Company to an unaffiliated entity or (ii) the sale of a majority of the capital stock of Company to an unaffiliated entity. For purposes of this Section, an “unaffiliated entity” shall mean an entity that does not control, is not controlled by or is not under common control with Company as of the date of this Note.

(e) Any event or condition shall occur which results in the acceleration of the maturity of any obligation of Company in excess of Five Hundred Thousand Dollars ($500,000), individually or in the aggregate, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such obligation or any person acting on such holder’s behalf to accelerate the maturity thereof;

This Note constitutes the “Manitex Stock Note” issued pursuant to that certain Asset Purchase Agreement by and between Holder and Company dated as of the date hereof (as amended, restated, renewed or replaced, the “Asset Purchase Agreement”). This Note is made for a commercial purpose and is secured by, among other things, the collateral granted to Holder under the terms of a Security Agreement by and between Holder and Company dated as of the date hereof and by a Mortgage dated as of the date hereof made by the Company in favor of Holder. The Company is authorized, at any time and from time to time, without the consent of Holder, to set off and apply any amount owing by Holder to the Company pursuant to Section 12 of the Asset Purchase Agreement, on a dollar for dollar basis, against any obligation of the Company to Holder under this Note (whether for the payment of interest, principal or otherwise, as the Company may determine, in its discretion).

No delay in the right of Holder in exercising any of its options, powers or rights nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Failure of Holder hereof to assert any right herein shall not be deemed to be a waiver thereof.

In connection with any proceedings under this Note, including, without limitation, any action by Holder in foreclosure or other court process or in connection with any other action related to the indebtedness hereunder, Company hereby waives and releases:

i. presentment for payment, demand, notice of demand, notice of nonpayment or dishonor or acceleration, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note; and

ii. any requirement for bonds, security or sureties required by statute, court rule or otherwise.

This Note may be amended, modified or canceled only by the written agreement of Company and Holder. This Note shall inure to the benefit of, and be enforceable by the successors and assigns of Holder.

Company will indemnify and save Holder harmless from and against any actual out-of-pocket loss or expense that Holder sustains or incurs in connection with enforcing Holder’s rights following an Event of Default, including without limitation, any and all reasonable expenses incurred by Holder to enforce or defend Holder’s rights hereunder including attorneys’ fees, court costs, and other expenses, whether or not Holder brings suit against Company.

This Note and the rights and obligations of Company and Holder shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

Holder and Company hereby consent to the exclusive jurisdiction of the state or federal courts sitting in New York, New York and irrevocably agree that all actions or proceedings relating to the Note shall be litigated in such courts, and each party waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in the first paragraph hereof.

IN WITNESS WHEREOF, Manitex Load King, Inc. has caused this Promissory Note to be signed in its name by the signature of its authorized officer on this the 31st day of December, 2009.

MANITEX LOAD KING, INC.

By:	/s/ David Langevin
Name: David Langevin
Title: President